Exhibit 23.1
CONSENT OF ANCELL ENERGY CONSULTING, INC.

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the use of our reports to such reports relating to the proved oil and gas reserves of Index Oil & Gas, Ltd., to the information derived from such reports to such reports and to the reference to this firm as an expert in Form 8-K/A filed by Index Oil & Gas, Ltd.

ANCELL ENERGY CONSULTING, INC.

By:	/s/ Kevin L. Ancell P.E. Kevin L. Ancell Title Professional Engineer

Houston, Texas
November 29, 2006